As filed with the Securities and Exchange Commission on November 5, 2012

Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

 FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________

Pall Corporation
 (Exact Name of Registrant as Specified in Its Charter)

New York	11-1541330
(State or Other Jurisdiction of	(I.R.S. Employer Identification Number)
Incorporation or Organization)

25 Harbor Park Drive
Port Washington, New York 11050
(Address of Registrant’s Principal Executive Offices)

____________________

Pall Corporation Management Stock Purchase Plan
(Full Title of the Plan)

____________________

Roya Behnia, Esq.
Senior Vice President, General Counsel and Corporate Secretary
Pall Corporation
25 Harbor Park Drive
Port Washington, New York 11050
516-484-5400
(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

____________________

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum	Amount Of
Title Of Securities	Amount To Be	Offering Price	Aggregate	Registration
To Be Registered	Registered (1)	Per Share (2)(3)	Offering Price	Fee
Restricted Stock Units	650,000 units	$63.12	$41,028,000	$5,596.22
Common Stock, par value $.10 per share	650,000 shares	0	0	0

(1)	Together with an indeterminate number of shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the Pall Corporation Management Stock Purchase Plan (the “Plan”) as the result of stock split, stock dividend or similar adjustment of the outstanding common stock of Pall Corporation (the “Registrant”).

(2)	With respect to the Registrant’s restricted stock units (“Restricted Stock Units”), estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457 (c) and (h) under the Securities Act of 1933, as amended (the “Securities Act”) and based upon the average of the high and low prices of the Common Stock of the Registrant as reported on the New York Stock Exchange on October 31, 2012.

(3)	With respect to the Registrant’s Common Stock, no registration fee is payable pursuant to Rule 457(i) under the Securities Act. Each Restricted Stock Unit issued under the Plan is convertible without payment of additional consideration, into one share of Common Stock being registered hereby.

Explanatory Note

     On December 15, 2010, the shareholders of the Registrant approved an amendment to the Plan, authorizing the issuance of an additional 650,000 shares of Common Stock under the Plan, increasing the aggregate Common Stock issuable under the Plan to 3,800,000. Pursuant to the Plan, each Restricted Stock Unit being registered hereby will, after a vesting period, entitle the holder to receive one share of Common Stock.

     The additional Restricted Stock Units and Common Stock to be registered by this Registration Statement are of the same class as those covered by the Registrant’s previously filed Registration Statements on Form S-8 filed on December 16, 2003 (Registration No. 333-111218), March 13, 2009 (Registration No. 333-157951) and on March 12, 2010 (Registration No. 333-165457) (collectively, the “Prior Registration Statements”). This Registration Statement on Form S-8 has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of effecting the registration under the Securities Act of an additional 650,000 Restricted Stock Units and 650,000 shares of Common Stock. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements, filed in connection with the Plan, including the periodic reports that the Registrant filed after the Prior Registration Statements to maintain current information about the Registrant, are incorporated herein by reference.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

     The following documents are filed with or incorporated by reference into this Registration Statement:

3.1	Restated Certificate of Incorporation of the Registrant as amended through September 1, 2010 (incorporated by reference to Exhibit 3.1(i) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended July 31, 2010, filed with the Commission on September 28, 2010).

3.2	By-Laws of the Registrant as amended through March 16, 2011 (incorporated by reference to Exhibit 3.1(ii) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended July 31, 2012 filed with the Commission on October 1, 2012).

4.1	Pall Corporation Management Stock Purchase Plan (incorporated by reference to Appendix C to the Registrant’s Proxy Statement filed with the Commission on November 10, 2010).

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney.

SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Port Washington, State of New York, on this 5th day of November, 2012.

PALL CORPORATION

By:	/s/ Lawrence D. Kingsley
Lawrence D. Kingsley
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on this 5th day of November, 2012.

Signature	Title
/s/ Lawrence D. Kingsley
Lawrence D. Kingsley	President, Chief Executive Officer and Director
(Principal Executive Officer)

/s/ Lisa McDermott
Lisa McDermott	Chief Financial Officer and Treasurer
(Principal Executive Officer and Principal Accounting Officer)

*
Amy E. Alving	Director

*
Daniel J. Carroll, Jr.	Director

*
Robert B. Coutts	Director

*
Cheryl W. Grisé	Director

*
Ronald L. Hoffman	Director

*
Dennis N. Longstreet	Director

*
B. Craig Owens	Director

*
Katharine L. Plourde	Director

*
Edward L. Snyder	Director

*
Edward Travaglianti	Director

Roya Behnia, the undersigned attorney-in-fact, by signing her name, does hereby sign and execute this Registration Statement on Form S-8 on behalf of the directors of the Registrant pursuant to a power of attorney filed herewith as Exhibit 24.1.

*By:	/s/ Roya Behnia
Roya Behnia
Attorney-in-fact

EXHIBIT INDEX

Exhibit
No.	Description	Method of Filing	Page
3.1	Restated Certificate of Incorporation of the Registrant as amended through September 1, 2010.	Incorporated by reference to Exhibit 3.1(i) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended July 31, 2010, filed with the Commission on September 28, 2010.	--

3.2	By-Laws of the Registrant as amended through September 25, 2012.	Incorporated by reference to Exhibit 3.1(ii) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended July 31, 2012 filed with the Commission on October 1, 2012.	--

4.3	Pall Corporation Management Stock Purchase Plan.	Incorporated by reference to Appendix C to the Registrant’s Proxy Statement filed with the commission on November 10, 2010.	--

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.	Filed herewith.

24.1	Power of Attorney.	Filed herewith.